EXHIBIT 99.1

CDK Reports Third Quarter Fiscal 2015 Results and Updates Full Year Outlook

Revenues Rise 5%, 7.5% on a constant currency basis, to $526.4 Million for the Quarter;
GAAP Net Earnings Decline 19%; Adjusted Net Earnings Increase 16%

HOFFMAN ESTATES, Ill., April 30, 2015 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced its third quarter fiscal 2015 financial results for the period ended March 31, 2015. Highlights are below:

Third Quarter Fiscal 2015 Results	As Reported	As Adjusted

Revenues	5% to $526.4 million	5% to $526.4 million
Earnings before income taxes	(9)% to $91.0 million	16% to $91.6 million
Net earnings attributable to CDK	(19)% to $56.3 million	16% to $56.8 million
Diluted net earnings attributable to CDK per share	(19)% to $0.35 per share	13% to $0.35 per share

"I am pleased with CDK's financial results for the third quarter. Each of our business segments performed well and we achieved solid earnings growth with good margin expansion," said Steve Anenen, President and Chief Executive Officer, CDK.

"We are committed to shareholder friendly actions, and as part of our capital deployment strategy, CDK acquired 689,000 shares under its repurchase authorization at a cost of $32.2 million," said Al Nietzel, Chief Financial Officer, CDK.

Growth in revenues and earnings before income taxes for the third quarter was negatively impacted by 2.5 percentage points and 2 percentage points, respectively, from unfavorable foreign exchange rates in both the "As Reported" and "As Adjusted" results above. The above "As Adjusted" results exclude in fiscal 2015 $0.6 million of incremental costs incurred during the third quarter of fiscal 2015 that are directly attributable to the separation from ADP® (Nasdaq:ADP). In order to present both periods on a comparable basis, the above "As Adjusted" results include in fiscal 2014 amounts representing certain incremental costs related to being an independent public company in fiscal 2015 including interest expense, stand-alone public company costs, and stock-based compensation. Additionally, the "As Adjusted" results exclude in fiscal 2014 a favorable acquisition-related adjustment of $5.6 million and an income tax benefit due to a valuation allowance adjustment of $7.2 million as well as the ADP® trademark royalty fee. Please refer to the tables at the end of this release for a reconciliation of the "As Reported" results to the "As Adjusted" results. All comparisons throughout the remainder of this release are on an "As Adjusted" basis.

Automotive Retail North America

Automotive Retail North America revenues grew 8% for the third quarter compared to last year's third quarter. Pretax earnings increased 12% and pretax margin improved 110 basis points driven by operating efficiencies partially offset by increased hosting costs.

Automotive Retail International

Automotive Retail International revenues increased 3% for the third quarter compared to last year's third quarter. Pretax earnings increased 4%, resulting in slight pretax margin improvement for the quarter.

Digital Marketing

Digital Marketing revenues grew 11% for the third quarter compared to last year's third quarter. Pretax earnings nearly doubled and pretax margin expanded 450 basis points due to lower employee related costs and an increased mix of higher margin website-related revenues, as well as increased operating efficiencies.

Fiscal 2015 Forecast

As a result of expected continued pressure from unfavorable foreign exchange rates, CDK has lowered its revenue growth forecast. CDK's fiscal 2015 forecast excludes costs in connection with the spin-off and the accelerated amortization of the Cobalt trademark of $15.6 million recorded in the second quarter of fiscal 2015. For comparability, fiscal 2014 results have also been adjusted to exclude spin-off related one-time costs, exclude the $5.6 million favorable acquisition-related adjustment, exclude the $7.2 million income tax benefit due to a valuation allowance adjustment, and to include certain incremental costs related to being an independent public company. The exclusion of the $5.6 million and $7.2 million items from fiscal 2014 to present fiscal 2014 on a comparable basis with fiscal 2015, as well as the effects of revisions we made to our previously reported financial statements, resulted in changes to CDK's forecast ranges. The reconciliations to GAAP measures and a description of the revisions are included in the schedules within this press release. On this adjusted basis, the forecast is as follows:

  Revenues – approximately 5% growth from $1,976.5 million in fiscal 2014, which has been negatively impacted 2 percentage points from unfavorable foreign exchange rates
  Adjusted earnings before income taxes – approximately 15% growth from the adjusted $308.2 million in fiscal 2014
  Adjusted pretax margin – approximately 150 basis points of expansion from the adjusted 15.6% in fiscal 2014
  Adjusted EBITDA margin – approximately 150 basis points of expansion from the adjusted 21.1% in fiscal 2014
  Adjusted net earnings attributable to CDK – approximately 15% growth from the adjusted $196.5 million in fiscal 2014
  Adjusted diluted net earnings attributable to CDK per share – 14% to 15% growth from the adjusted $1.22 in fiscal 2014

Effective Tax Rate

CDK's anticipated adjusted effective tax rate for fiscal 2015 has been lowered to 33.5% to 34.0%, as a result of the revised presentation of the non-controlling interest of CVR as described in the attached schedules within this press release, compared to 33.6% for fiscal 2014. This is lower than fiscal 2015's anticipated normalized effective tax rate of 35.5% to 36.0% due to a first quarter fiscal 2015 nonrecurring income tax benefit primarily related to foreign operations. The fiscal 2015 anticipated adjusted effective tax rate and normalized effective tax rate both exclude the impact of the $4.6 million increase to income tax expense in the second quarter fiscal 2015 related to the tax law change for bonus depreciation which ADP is entitled to claim. The fiscal 2014 adjusted effective tax rate excludes the favorable income tax benefit of $7.2 million from last year's third quarter.

Separation from ADP

CDK Global, Inc. began operating as a public company on October 1, 2014 following its spin-off from ADP on September 30, 2014.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on an "As Reported" and "As Adjusted" basis for all quarters of fiscal 2014, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the third quarter of fiscal 2015 and will be posted to the CDK Investor Relations website http://investors.cdkglobal.com in the "Financial Information" section.

Webcast and Conference Call

An analyst conference call will be held today, Thursday, April 30, 2015 at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to CDK's Investor Relations website, http://investors.cdkglobal.com and click on the webcast icon. A presentation will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With nearly $2 billion in revenues, CDK GlobalTM is the largest global provider of integrated information technology and digital marketing solutions to the automotive retail industry and adjacencies. CDK Global provides solutions in more than 100 countries around the world, serving more than 26,000 retail locations and most automotive manufacturers. CDK Global's solutions automate and integrate critical workflow processes from pre-sale targeted advertising and marketing campaigns to the sale, financing, insurance, parts supply, repair and maintenance of vehicles, with an increasing focus on utilizing data analytics and predictive intelligence. Visit cdkglobal.com.

CDK Global, Inc.
Statements of Consolidated and Combined Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014 (a)	2015	2014 (a)

Revenues	$ 526.4	$ 501.1	$ 1,560.4	$ 1,470.9

Expenses:
Cost of revenues	321.8	304.9	956.6	900.5
Selling, general & administrative expenses	105.5	96.1	321.9	303.4
Separation costs	0.6	--	34.6	--
Total expenses	427.9	401.0	1,313.1	1,203.9

Operating earnings	98.5	100.1	247.3	267.0

Interest expense	(9.3)	(0.2)	(19.4)	(0.7)
Other income, net	1.8	0.6	4.7	1.8

Earnings before income taxes	91.0	100.5	232.6	268.1

Provision for income taxes	(32.8)	(29.1)	(89.0)	(86.9)

Net earnings	58.2	71.4	143.6	181.2
Less: net earnings attributable to noncontrolling interest	1.9	1.8	5.9	5.2
Net earnings attributable to CDK	$ 56.3	$ 69.6	$ 137.7	$ 176.0

Net earnings attributable to CDK per common share:
Basic	$ 0.35	$ 0.43	$ 0.86	$ 1.10
Diluted	$ 0.35	$ 0.43	$ 0.85	$ 1.10

Weighted-average common shares outstanding
Basic (b)	160.6	160.6	160.7	160.6
Diluted (b)	161.9	160.6	161.5	160.6

(a) Amounts have been revised to reflect sales-type lease accounting for certain hardware components of our DMS and integrated solutions and to reflect the revised presentation of the noncontrolling interest in earnings of Computerized Vehicle Registration, Inc. For additional information on the revisions, refer to Note 1 - Basis of Presentation in our unaudited condensed consolidated and combined financial statements for the quarterly period ended March 31, 2015, which will be filed on Form 10-Q.
(b) On September 30, 2014, ADP shareholders of record as of the close of business on September 24, 2014 received one share of our common stock for every three shares of ADP common stock held as of the record date. For periods ended September 30, 2014 and prior, basic and diluted earnings attributable to CDK per share were computed using the number of shares of our stock outstanding on September 30, 2014, the date on which our common stock was distributed to the shareholders of ADP. The same number of shares was used to calculate basic and diluted earnings attributable to CDK per share because there were no dilutive securities in those periods.

CDK Global, Inc.
Consolidated and Combined Balance Sheets
(In millions)
(Unaudited)

	March 31,	June 30,
	2015	2014 (a)
Assets
Current assets:
Cash and cash equivalents	$ 368.5	$ 402.8
Accounts receivable, net of allowance for doubtful accounts	352.8	310.7
Notes receivable from ADP and its affiliates	--	40.6
Other current assets	185.1	164.1
Total current assets	906.4	918.2

Property, plant and equipment, net	85.3	82.6
Other assets	245.4	233.1
Goodwill	1,169.1	1,230.9
Intangible assets, net	103.1	133.8
Total assets	$ 2,509.3	$ 2,598.6

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$ 12.5	$ --
Accounts payable	20.9	17.2
Accrued expenses and other current liabilities	161.5	158.0
Accrued payroll and payroll-related expenses	97.3	105.6
Short-term deferred revenues	183.5	194.8
Notes payable to ADP and its affiliates	--	21.9
Total current liabilities	475.7	497.5

Long-term debt	981.3	--
Long-term deferred revenues	179.4	182.8
Deferred income taxes	73.3	76.5
Other liabilities	35.6	32.5
Total liabilities	1,745.3	789.3

Equity:
Preferred stock	--	--
Common stock	1.6	--
Additional paid-in-capital	677.2	--
Retained earnings	59.9	--
Treasury stock, at cost	(32.2)	--
Net parent company investment	--	1,712.2
Accumulated other comprehensive income	45.6	85.7
Total CDK stockholders' equity	752.1	1,797.9
Noncontrolling interest	11.9	11.4
Total equity	764.0	1,809.3
Total liabilities and equity	$ 2,509.3	$ 2,598.6

(a) Amounts have been revised to reflect sales-type lease accounting for certain hardware components of our DMS and integrated solutions and to reflect the revised presentation of the noncontrolling interest in net assets of Computerized Vehicle Registration, Inc. For additional information on the revisions, refer to Note 1 - Basis of Presentation in our unaudited condensed consolidated and combined financial statements for the quarterly period ended March 31, 2015, which will be filed on Form 10-Q.

CDK Global, Inc.
Segment Financial Data
(In millions)
(Unaudited)

We use certain adjusted results, among other measures, to evaluate our operating performance in the absence of certain items for planning and forecasting purposes. We believe that adjusted results provide relevant and useful information because they allow investors to view performance in a manner similar to the method used by us and they improve our ability to understand our operating performance. Adjusted earnings before income taxes reflects the adjustments to the Automotive Retail North America, Digital Marketing, and Other segments enumerated in the footnotes below. There were no adjustments to the Automotive Retail International segment. Because adjusted earnings before income taxes is not a measure of performance that is calculated in accordance with accounting principles generally accepted in the United States ("GAAP"), it should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

	Segment Revenues				Adjusted Segment Earnings before Income Taxes				Adjusted Segment Margin
	Three Months Ended				Three Months Ended				Three Months Ended
	March 31,		Change		March 31,		Change		March 31,		Change
	2015	2014 (a)	$	%	2015	2014 (a)	$	%	2015	2014 (a)	BPS
Automotive Retail North America (b)	$ 347.3	$ 321.5	$ 25.8	8%	$ 103.2	$ 91.8	$ 11.4	12%	29.7%	28.6%	110
Automotive Retail International	87.6	85.2	2.4	3%	13.0	12.5	0.5	4%	14.8%	14.7%	10
Digital Marketing (c)	106.2	95.9	10.3	11%	10.9	5.6	5.3	95%	10.3%	5.8%	450
Other (d)	--	--	--	n/a	(33.1)	(31.0)	(2.1)	7%	n/m	n/m	n/m
Foreign exchange	(14.7)	(1.5)	(13.2)	n/m	(2.4)	(0.2)	(2.2)	n/m	n/m	n/m	n/m
Total	$ 526.4	$ 501.1	$ 25.3	5%	$ 91.6	$ 78.7	$ 12.9	16%	17.4%	15.7%	170

	Segment Revenues				Adjusted Segment Earnings before Income Taxes				Adjusted Segment Margin
	Nine Months Ended				Nine Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change		March 31,		Change
	2015	2014 (a)	$	%	2015	2014 (a)	$	%	2015	2014 (a)	BPS
Automotive Retail North America (b)	$ 1,007.0	$ 948.5	$ 58.5	6%	$ 290.4	$ 253.2	$ 37.2	15%	28.8%	26.7%	210
Automotive Retail International	261.7	255.2	6.5	3%	41.5	37.0	4.5	12%	15.9%	14.5%	140
Digital Marketing (c)	315.2	272.6	42.6	16%	30.5	17.7	12.8	72%	9.7%	6.5%	320
Other (d)	--	--	--	n/a	(75.5)	(77.6)	2.1	(3)%	n/m	n/m	n/m
Foreign exchange	(23.5)	(5.4)	(18.1)	335%	(4.1)	0.3	(4.4)	n/m	n/m	n/m	n/m
Total	$ 1,560.4	$ 1,470.9	$ 89.5	6%	$ 282.8	$ 230.6	$ 52.2	23%	18.1%	15.7%	240

(a) Amounts have been revised to reflect sales-type lease accounting for certain hardware components of our DMS and integrated solutions and to reflect the revised presentation of the noncontrolling interest in earnings of Computerized Vehicle Registration, Inc. For additional information on the revisions, refer to Note 1 - Basis of Presentation in our unaudited condensed consolidated and combined financial statements for the quarterly period ended March 31, 2015, which will be filed on Form 10-Q.
(b) The following table provides a reconciliation of the most directly comparable GAAP measure to adjusted earnings before income taxes for the Automotive Retail North America segment:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014 (a)	2015	2014 (a)
Earnings before income taxes	$ 103.2	$ 100.3	$ 290.4	$ 264.7
Adjustments:
Stand-alone public company costs (e)	--	(2.9)	--	(5.9)
Acquisition-related adjustment (f)	--	(5.6)	--	(5.6)
Adjusted earnings before income taxes	$ 103.2	$ 91.8	$ 290.4	$ 253.2

(c) The following table provides a reconciliation of the most directly comparable GAAP measure to adjusted earnings before income taxes for the Digital Marketing segment:
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014 (a)	2015	2014 (a)
Earnings before income taxes	$ 10.9	$ 5.6	$ 14.9	$ 17.7
Adjustments:
Accelerated trademark amortization (g)	--	--	15.6	--
Adjusted earnings before income taxes	$ 10.9	$ 5.6	$ 30.5	$ 17.7

(d) The following table provides a reconciliation of the most directly comparable GAAP measure to adjusted loss before income taxes for the Other segment:
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014 (a)	2015	2014 (a)
Loss before income taxes	$ (33.7)	$ (17.7)	$ (110.1)	$ (51.6)
Adjustments:
Separation costs (h)	0.6	--	34.6	--
Stand-alone public company costs (e)	--	(6.7)	--	(12.7)
Trademark royalty fee (i)	--	5.6	--	11.0
Stock-based compensation (j)	--	(3.1)	--	(5.5)
Interest expense (k)	--	(9.1)	--	(18.8)
Adjusted loss before income taxes	$ (33.1)	$ (31.0)	$ (75.5)	$ (77.6)

(e) Represents recurring costs that are expected to be incurred as a stand-alone company incremental to the allocations of ADP costs included within the historical financial statements for FY2014.
(f) Represents a fair value adjustment recognized during the three months ended March 31, 2014 related to an acquisition-related contingency.
(g) Represents accelerated amortization recognized in the Digital Marketing segment for the Cobalt trademark related to the change in useful life.
(h) Represents the removal of separation costs incurred during FY2015 that were directly related to our separation from ADP.
(i) Represents the elimination of the royalty paid to ADP for the utilization of the ADP trademark during the period October 1, 2013 through March 31, 2014 as there was no comparable royalty paid in the period from October 1, 2014 through March 31, 2015 due to our separation from ADP.
(j) Represents additional stock-based compensation expenses for staff additions to build out corporate functions and director compensation costs.
(k) Represents interest expense incurred in FY2015 related to long-term debt issued in conjunction with the separation.

CDK Global, Inc.
Consolidated and Combined Adjusted Financial Information
(In millions, except per share amounts)
(Unaudited)

We use certain adjusted results, among other measures, to evaluate our operating performance in the absence of certain items for planning and forecasting purposes. We believe that adjusted results provide relevant and useful information because they allow investors to view performance in a manner similar to the method used by us and they improve our ability to understand our operating performance. Adjusted earnings before income taxes, adjusted net earnings attributable to CDK, adjusted basic and diluted earnings attributable to CDK per share, EBITDA and adjusted EBITDA reflect the adjustments enumerated in the footnotes below. EBITDA is calculated as earnings before income taxes adjusted to exclude interest expense, depreciation, and amortization. Because adjusted earnings before income taxes, adjusted net earnings attributable to CDK, adjusted basic and diluted earnings per share, EBITDA, and adjusted EBITDA are not measures of performance that are calculated in accordance with accounting principles generally accepted in the United States ("GAAP"), they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2015	2014 (a)	$	%	2015	2014 (a)	$	%

Earnings before income taxes	$ 91.0	$ 100.5	$ (9.5)	(9)%	$ 232.6	$ 268.1	$ (35.5)	(13)%
Adjustments:
Separation costs (b)	0.6	--			34.6	--
Accelerated trademark amortization (c)	--	--			15.6	--
Stand-alone public company costs (d)	--	(9.6)			--	(18.6)
Trademark royalty fee (e)	--	5.6			--	11.0
Stock-based compensation (f)	--	(3.1)			--	(5.5)
Interest expense (g)	--	(9.1)			--	(18.8)
Acquisition-related adjustment (h)	--	(5.6)			--	(5.6)
Adjusted earnings before income taxes	$ 91.6	$ 78.7	$ 12.9	16%	$ 282.8	$ 230.6	$ 52.2	23%
Adjusted margin percentage	17.4%	15.7%			18.1%	15.7%

Provision for income taxes	$ 32.8	$ 29.1	$ 3.7	13%	$ 89.0	$ 86.9	$ 2.1	2%
Adjustments:
Tax effect of adjustments above (i)	0.1	(8.4)			10.4	(14.4)
Tax law change - bonus depreciation (j)	--	--			(4.6)	--
Valuation allowance adjustment (k)	--	7.2			--	7.2
Adjusted provision for income taxes	$ 32.9	$ 27.9	$ 5.0	18%	$ 94.8	$ 79.7	$ 15.1	19%
Adjusted effective tax rate	35.9%	35.5%			33.5%	34.6%

Net earnings	$ 58.2	$ 71.4	$(13.2)	(18)%	$ 143.6	$ 181.2	$ (37.6)	(21)%
Less: net earnings attributable to noncontrolling interest	1.9	1.8			5.9	5.2
Net earnings attributable to CDK	56.3	69.6	(13.3)	(19)%	137.7	176.0	(38.3)	(22)%
Adjustments:
Separation costs (b)	0.6	--			34.6	--
Accelerated trademark amortization (c)	--	--			15.6	--
Stand-alone public company costs (d)	--	(9.6)			--	(18.6)
Trademark royalty fee (e)	--	5.6			--	11.0
Stock-based compensation (f)	--	(3.1)			--	(5.5)
Interest expense (g)	--	(9.1)			--	(18.8)
Acquisition-related adjustment (h)	--	(5.6)			--	(5.6)
Tax effect of adjustments above (i)	(0.1)	8.4			(10.4)	14.4
Tax law change - bonus depreciation (j)	--	--			4.6	--
Valuation allowance adjustment (k)	--	(7.2)			--	(7.2)
Adjusted net earnings attributable to CDK	$ 56.8	$ 49.0	$ 7.8	16%	$ 182.1	$ 145.7	$ 36.4	25%

Adjusted net earnings attributable to CDK per common share:
Basic	$ 0.35	$ 0.31		13%	$ 1.13	$ 0.91		24%
Diluted	$ 0.35	$ 0.31		13%	$ 1.13	$ 0.91		24%

Weighted-average common shares outstanding:
Basic (l)	160.6	160.6			160.7	160.6
Diluted (l)	161.9	160.6			161.5	160.6

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2015	2014 (a)	$	%	2015	2014 (a)	$	%

Earnings before income taxes	$ 91.0	$ 100.5	$ (9.5)	(9)%	$ 232.6	$ 268.1	$ (35.5)	(13)%
Adjustments:
Interest expense (m)	9.3	0.2			19.4	0.7
Depreciation and amortization (n)	13.7	13.7			57.1	39.6
EBITDA	$ 114.0	$ 114.4	$ (0.4)	(0)%	$ 309.1	$ 308.4	$ 0.7	0%
Adjustment:
Separation costs (b)	0.6	--			34.6	--
Stand-alone public company costs (d)	--	(9.6)			--	(18.6)
Trademark royalty fee (e)	--	5.6			--	11.0
Total stock-based compensation (o)	8.6	5.2			22.0	15.0
Acquisition-related adjustment (h)	--	(5.6)			--	(5.6)
Adjusted EBITDA	$ 123.2	$ 110.0	$ 13.2	12%	$ 365.7	$ 310.2	$ 55.5	18%
Adjusted margin %	23.4%	22.0%			23.4%	21.1%

(a) Amounts have been revised to reflect sales-type lease accounting for certain hardware components of our DMS and integrated solutions and to reflect the revised presentation of the noncontrolling interest in earnings of Computerized Vehicle Registration, Inc. For additional information on the revisions, refer to Note 1 - Basis of Presentation in our unaudited condensed consolidated and combined financial statements for the quarterly period ended March 31, 2015, which will be filed on Form 10-Q.
(b) Represents the removal of separation costs incurred during FY2015 that were directly related to our separation from ADP.
(c) Represents accelerated amortization recognized in the second quarter of FY2015 in the Digital Marketing segment for the Cobalt trademark related to the change in useful life.
(d) Represents recurring costs that are expected to be incurred as a stand-alone company incremental to the allocations of ADP costs included within the historical financial statements for FY2014.
(e) Represents the elimination of the royalty paid to ADP for the utilization of the ADP trademark during the period October 1, 2013 through March 31, 2014 as there was no comparable royalty paid in the period from October 1, 2014 through March 31, 2015 due to our separation from ADP.
(f) Represents additional stock-based compensation expenses for staff additions to build out corporate functions and director compensation costs.
(g) Represents interest expense incurred in FY2015 related to long-term debt issued in conjunction with the separation.
(h) Represents a fair value adjustment recognized during the three months ended March 31, 2014 related to an acquisition-related contingency.
(i) Represents the tax effect of adjustments using the statutory rate of 38.4% for FY2014 for U.S. transactions, which represent the majority of the adjustments recorded. The separation costs (described in (b) above) were partially tax deductible. The tax adjustment included for the three and nine months ended March 31, 2015 relates only to the tax deductible portion of separation costs.
(j) Represents an adjustment recognized in the second quarter of FY2015 to deferred taxes related to the bonus depreciation to which ADP is entitled under the tax law and in accordance with the tax matters agreement to claim additional tax depreciation for assets associated with our business for tax periods prior to the separation.
(k) Represents an income tax benefit associated with a valuation allowance adjustment recognized during the three months ended March 31, 2014.
(l) On September 30, 2014, ADP shareholders of record as of the close of business on September 24, 2014 received one share of our common stock for every three shares of ADP common stock held as of the record date. For periods ended September 30, 2014 and prior, basic and diluted earnings attributable to CDK per share were computed using the number of shares of our stock outstanding on September 30, 2014, the date on which our common stock was distributed to the shareholders of ADP. The same number of shares was used to calculate basic and diluted earnings attributable to CDK per share because there were no dilutive securities in those periods.
(m) Represents interest expense included within the financial statements for the periods presented above.
(n) Represents depreciation and amortization included within the financial statements for the periods presented above, which includes the accelerated amortization attributable to the Cobalt trademark recognized during the nine months ended March 31, 2015.
(o) Represents total stock-based compensation expense recognized for the periods presented.

CDK Global, Inc.
Combined Adjusted FY2014 Financial Information and FY2015 Guidance
(In millions, except per share amounts)
(Unaudited)

We use certain adjusted results, among other measures to evaluate our operating performance in the absence of certain items for planning and forecasting purposes. We believe that adjusted results provide relevant and useful information because they allow investors to view performance in a manner similar to the method used by us and they improve our ability to understand our operating performance. Adjusted earnings before income taxes, adjusted provision for income taxes, adjusted effective tax rate, adjusted net earnings attributable to CDK, adjusted basic and diluted earnings attributable to CDK per share, and adjusted EBITDA reflect the adjustments enumerated in the footnotes below. EBITDA is calculated as earnings before income taxes adjusted to exclude interest expense, depreciation, and amortization. Because adjusted earnings before income taxes, adjusted provision for income taxes, adjusted effective tax rate, adjusted net earnings attributable to CDK, adjusted basic and diluted earnings attributable to CDK per share, EBITDA, and adjusted EBITDA are not measures of performance that are calculated in accordance with GAAP, they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

	FY2014	(a)	FY2015E

Revenues	1,976.5	(b)
Growth %			5%

Earnings before income taxes	353.3	(b)
Adjustments:
Stand-alone public company costs	(30.7)	(c)
Trademark royalty fee	16.6	(d)
Stock-based compensation	(7.2)	(e)
Separation costs	9.3	(f)
Interest expense	(27.5)	(g)
Acquisition-related fair value adjustment	(5.6)	(h)

Adjusted earnings before income taxes	308.2
Growth %			15%

Adjusted margin %	15.6%
Growth			150 bps

Provision for income taxes	117.4	(b)
Adjustments:
Tax benefit of adjustments above	(20.9)	(i)
Valuation allowance release	7.2	(j)
Adjusted provision for income taxes	103.7
Adjusted effective tax rate	33.6%

Net earnings	235.9
Less: net earnings attributable to noncontrolling interest	8.0
Net earnings attributable to CDK	227.9	(b)
Adjustments:
Stand-alone public company costs	(30.7)	(c)
Trademark royalty fee	16.6	(d)
Stock-based compensation	(7.2)	(e)
Separation costs	9.3	(f)
Interest expense	(27.5)	(g)
Acquisition-related fair value adjustment	(5.6)	(h)
Tax benefit of adjustments above	20.9	(i)
Valuation allowance release	(7.2)	(j)

Adjusted net earnings attributable to CDK	196.5
Growth %			15%

Adjusted basic and diluted net earnings attributable to CDK per share	1.22	(k)
Total basic and diluted shares outstanding	160.6 million	(l)

Growth %			14 - 15%

Earnings before income taxes	353.3	(b)
Adjustments:
Interest expense	1.0	(b)
Depreciation and amortization	52.3	(b)

EBITDA	406.6
Adjustments:
Stand-alone public company costs	(30.7)	(c)
Trademark royalty fee	16.6	(d)
Total stock-based compensation	21.0	(m)
Separation costs	9.3	(f)
Acquisition-related fair value adjustment	(5.6)	(h)

Adjusted EBITDA	417.2
Adjusted margin %	21.1%		150 bps

(a) Amounts in this column have been adjusted to be presented on a comparable basis with the FY2015 estimate.
(b) Amounts have been revised to reflect sales-type lease accounting for certain hardware components of our DMS and integrated solutions and to reflect the revised presentation of the noncontrolling interest in earnings of Computerized Vehicle Registration, Inc. The effect of the revisions on revenues, earnings before income taxes, net earnings, net earnings attributable to noncontrolling interest, and net earnings attributable to CDK for FY2014 has been summarized below. The Company plans to reflect the effect of the revisions on previously reported periods in future filings containing such information.
	FY2014
	As Reported	Adjustments	As Revised
Revenues	$ 1,973.6	$ 2.9	$ 1,976.5
Earnings before income taxes	343.6	9.7	353.3
Net earnings	226.9	9.0	235.9
Less: net earnings attributable to noncontrolling interest	--	8.0	8.0
Net earnings attributable to CDK	$ 226.9	$ 1.0	$ 227.9

(c) Represents recurring costs that are expected to be incurred as a stand-alone company incremental to the allocations of ADP costs included within the historical financial statements for FY2014.
(d) Represents the elimination of the royalty paid to ADP for the utilization of the ADP trademark during the period from October 1, 2013 through June 30, 2014 as there will be no comparable royalty paid in the same period in FY2015 due to our separation from ADP.
(e) Represents additional stock-based compensation expenses for staff additions to build out corporate functions and director compensation costs.
(f) Represents the removal of separation costs incurred during FY2014 that are directly related to our separation from ADP.
(g) Represents interest expense CDK will incur in FY2015 related to long-term debt issued in conjunction with the separation.
(h) Represents a fair value adjustment recognized during the three months ended March 31, 2014 related to an acquisition-related contingency.
(i) Represents the tax effect of adjustments using the statutory tax rate of 38.4% for FY2014 for U.S. transactions, which represent the majority of the adjustments recorded. The separation costs (described in (f) above) are not tax deductible and therefore there is no provision for income taxes included for this adjustment.
(j) Represents an income tax benefit associated with a valuation allowance adjustment recognized during the three months ended March 31, 2014.
(k) Computed using adjusted net earnings attributable to CDK shown above and total shares outstanding described in (l) below.
(l) On September 30, 2014, ADP shareholders of record as of the close of business on September 24, 2014 received one share of our common stock for every three shares of ADP common stock held as of the record date. Basic and diluted earnings attributable to CDK per share above for FY2014 was computed using the number of shares of our stock outstanding on September 30, 2014, the date on which our common stock was distributed to the shareholders of ADP. The same number of shares was used to calculate basic and diluted earnings attributable to CDK per share because there were no dilutive securities in FY2014.
(m) Represents total stock-based compensation expense recognized for the periods presented.

CDK Global, Inc.
Performance Metrics
(Unaudited)

CDK management regularly reviews the following key performance measures in evaluating our business results, identifying trends affecting our business and making operating and strategic decisions. The following table summarizes these measures for recurring subscription revenues:

	For the three months ended
	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015
ARNA
Automotive
DMS Client Sites (a)	8,806	8,862	8,905	8,978	9,039	9,136	9,167
Avg Revenue Per Site (b)	6,285	6,379	6,586	6,447	6,640	6,691	6,946

Adjacencies
DMS Client Sites (a)	4,462	4,503	4,571	4,600	4,653	4,831	4,959
Avg Revenue Per Site (b)	1,464	1,478	1,521	1,520	1,556	1,536	1,565

Total ARNA
DMS Client Sites (a)	13,268	13,365	13,476	13,578	13,692	13,967	14,126
Avg Revenue Per Site (b)	4,669	4,741	4,881	4,789	4,915	4,914	5,068

ARI
DMS Client Sites (a)	13,496	13,573	13,459	13,501	13,437	13,420	13,294
Avg Revenue Per Site (b)	1,179	1,181	1,183	1,208	1,235	1,228	1,251

Digital Marketing
Websites (c)	7,665	7,732	7,951	7,783	7,828	7,783	7,448
Avg Revenue Per Website (d)	2,983	3,046	2,972	3,095	3,219	3,322	3,354

(a) Dealer Management System (DMS) Client Sites -- We track the number of client sites that have an active DMS. Consistent with our strategy of growing our Automotive Retail client base, we view the number of client sites purchasing our DMS solutions as an indicator of market penetration for our Automotive Retail segments. Our DMS client site count includes retailers with an active DMS that sell vehicles in the automotive and adjacent markets. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry; recreation dealerships in the motorcycle, marine and recreational vehicle industries; and heavy equipment dealerships in the agriculture and construction equipment industries. We consider a DMS to be active if we have billed a subscription fee for that solution during the most recently ended calendar month.
(b) Average Revenue Per DMS Client Site -- Average revenue per Automotive Retail DMS client site is an indicator of the adoption of our solutions by DMS clients, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current client base through upgrading and expanding solutions and increasing transaction volumes. We calculate average revenue per DMS client site by dividing the monthly applicable revenue generated from our solutions in a period by the average number of DMS client sites in the period.
(c) Websites -- For the Digital Marketing segment, we track the number of websites that we host and develop for our OEM and automotive retail clients as an indicator of business activity. The number of websites as of a specified date is the total number of full function dealer websites or portals that are currently accessible.
(d) Average Revenue Per Website -- We monitor changes in our average revenue per website as an indicator of the relative depth of our relationships in our Digital Marketing segment. We calculate average revenue per website by dividing the monthly revenue generated from our Digital Marketing solutions in a period, excluding OEM advertising revenues, by the average number of client websites in the period.

Forward-Looking Statements

This document contains "forward-looking statements," including forecasts for CDK Global's fiscal year ending June 30, 2015 and CDK Global's intention to make share repurchases, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK Global's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in overall market and economic conditions, technology trends, and auto sales and advertising trends; competitive conditions; changes in regulations; changes in technology; security breaches, interruptions, failures and/or other errors involving CDK Global's systems or networks; availability of skilled technical personnel and the impact of new acquisitions and divestitures. The statements in this press release are made as of the date of this press release, even if subsequently made available by CDK Global on its website or otherwise. CDK Global disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed in CDK Global's reports filed with the Securities and Exchange Commission (SEC), including those discussed under "Item 1A. Risk Factors" in CDK Global's Registration Statement on Form 10 for the fiscal year ended June 30, 2014 and its most recent Quarterly Report on Form 10-Q, should be considered in evaluating any forward-looking statements contained herein. These filings can be found on CDK Global's website at www.cdkglobal.com and the SEC's website at www.sec.gov.

Investor Relations Contacts:
Elena Rosellen
973.588.2511
elena.rosellen@cdk.com

Jennifer Gaumond
847.485.4424
jennifer.gaumond@cdk.com

Media Contact:
Michelle Benko
847.485.4389
michelle.benko@cdk.com